Exhibit 23.8

CONSENT OF DEGOLYER AND MACNAUGHTON

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

June 3, 2013

Linn Energy, LLC

600 Travis Street, Suite 5100

Houston, Texas 77002

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion or incorporation by reference of information taken from our reports “Appraisal Report as of December 31, 2012 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2010 on Certain Properties owned by Linn Energy, LLC,” in this Amendment No. 2 to the Registration Statement on Form S-4 of Linn Energy, LLC and LinnCo, LLC.

We further consent to the inclusion of our Letter Report dated June 3, 2013 as Exhibit 99.8 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-187484).

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716